Exhibit 99.3

FOR IMMEDIATE RELEASE Redwood Trust, Inc. Thursday, August 7, 2014	CONTACT:	Christopher Abate Chief Financial Officer (415) 384-3584
Mike McMahon Managing Director (415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND FOR THE THIRD QUARTER OF 2014

MILL VALLEY, CA – Thursday, August 7, 2014 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a third quarter regular dividend of $0.28 per share. The third quarter 2014 dividend is payable on September 30, 2014 to stockholders of record on September 15, 2014.

“The payment of regular dividends remains a priority for Redwood. Our third quarter dividend will mark our 61st consecutive quarterly dividend,” said Marty Hughes, Redwood’s CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.